SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 12, 2015 (November 11, 2015)
Date of Report (Date of earliest event reported)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction	(Commission file number)	(I.R.S. Employer
of Incorporation)		Identification No.)

201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events
On November 11, 2015, the registrant notified Wilmington Trust Company, the property trustee of the Red Lion Hotels Capital Trust (the “Trust”), that the registrant on December 15, 2015, will redeem the registrant’s outstanding 9.5% Junior Subordinated Debentures Due February 24, 2044 (the “Debentures”), all of which are held by the Trust. The redemption price will be $30,824,755, the principal amount of the outstanding Debentures, together with accrued and unpaid interest thereon. The redemption will be funded with available cash.

Also on November 11, 2015, the administrative trustees of the Trust notified The Depository Trust Company, the record holder of the Trust’s 9.5% Trust Preferred Securities (Liquidation Amount of $25 per Trust Preferred Security), CUSIP No. 75670L 10 4 (the “Trust Preferred Securities”), that the Trust on December 15, 2015 will redeem all of the outstanding Trust Preferred Securities. The aggregate principal amount of the Trust Preferred Securities is $29,900,000. The redemption price for each Trust Preferred Security will be $25.00, together with accrued and unpaid distributions thereon to the redemption date. The redemptions will be funded using a portion of the redemption proceeds for the Debentures. The balance of the redemption proceeds for the Debentures will be used to redeem the Trust’s outstanding 9.5% Trust Common Securities (Liquidation Amount of $25 per Trust Common Security), all of which are held by the registrant.

A copy of the registrant’s press release announcing the redemptions is being furnished as Exhibit 99.1 to this report. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Exhibit
99.1	Press Release dated November 11, 2015

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2015
RED LION HOTELS CORPORATION
	By:	/s/ James A. Bell
James A. Bell
Executive Vice President, Chief Financial Officer

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